SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[  ]  Preliminary Information Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

FACT CORPORATION

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[  ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule

0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid: Not Applicable

(2)

Form, Schedule or Registration Statement No.:  Not Applicable

(3)

Filing Party:  Not Applicable

(4)

Date Filed:  Not Applicable

DEFINITIVE INFORMATION STATEMENT

FACT CORPORATION

821 Highway 33

Freehold, New Jersey 07728

732-780-9132

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

FACT CORPORATION

a Colorado corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given of the time and place of an Annual Meeting of the Shareholders of FACT Corporation (the “Corporation”).  Such meeting to be held at 821 Highway 33, Freehold, New Jersey 07728 on Friday January 28, 2005 at the hour of 1:00 o’clock in the afternoon, Eastern Time, for the following purposes:

1.

To elect the Members of the Board of Directors for the ensuing year; and

2.

To approve the appointment of the firm of Miller and McCollom as independent auditors for the fiscal year 2005;

Only shareholders of record as of the close of business on the 16th day of December 2004 will be entitled to vote at this Meeting.  This Information Statement was first sent to the Corporation’s shareholders on January 7, 2005 – this is the projected mailing date and is still subject to confirmation.

The Corporation is not soliciting Proxies in connection with this Meeting.  However, you have the option of submitting a Proxy instead of attending the Meeting.  If you elect to use a Proxy and require a sample form of Proxy, please contact the Corporation by telephone at 732-780-9132 or by sending an e-mail message to our President, Ms. Jacqueline Danforth at jdanforth@factfoods.com and a sample will be provided to you for your convenience. You may use the designated Proxy holder on the sample Proxy provided at your request or you may insert another person that you so desire to attend and vote in your stead.

DATED AND MAILED at Calgary, Alberta this 7th day of January 2005.

BY ORDER OF THE BOARD OF DIRECTORS OF

FACT CORPORATION

/s/ Jacqueline Danforth

Jacqueline R. Danforth

President

INFORMATION STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JANUARY 28, 2005

This Information Statement is being first mailed on January 7, 2005, to the shareholders of FACT Corporation, a Colorado corporation (the “Corporation”), by the Board of Directors for use at the Annual Meeting of Shareholders (the “Meeting”) to be held at 1:00 o’clock in the afternoon, Eastern Time, on January 28, 2005, at  821 Highway 33, Freehold, New Jersey 07728, or at such other times and places to which the Meeting may be adjourned (the “Meeting Date”).

The purpose of the Meeting is to consider and act upon (i) to elect the Members of the Board of Directors for the ensuing year; and (ii) to approve the appointment of the firm of Miller and McCollom as independent auditors for the fiscal year 2005.

RECORD DATE

The record date for determining the shareholders entitled to vote at the Meeting was the close of business on December 16, 2004 (the “Record Date”), at which time the Corporation had issued and outstanding  16,795,117 shares of Class A Common stock, no par value (“Common Stock”).  The shares of Common Stock constitute the only outstanding voting securities of the Corporation entitled to be voted at the Meeting.

NO DISSENTERS' RIGHT OF APPRAISAL

The Corporation’s shareholders do not have dissenter’s rights of appraisal in connection with any of the matters to be voted on by the shareholders at the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of December 16, 2004, regarding the beneficial ownership of the Corporation’s Class A common stock by each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding Class A common stock, by each of the Corporation’s officers and directors, and by the officers and directors of the Corporation as a group. Information is also provided regarding beneficial ownership of Class A common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors have the right to exercise in the next 60 days) are exercised and additional shares of Class A common stock are issued.

TITLE OF CLASS	BENFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNER	PERCENT OF CLASS (1)
Class A Common	W. Scott Lawler, director of FACT Corporation, director of Food and Culinary Technology Group, Inc., director of FACT Products Inc., Director of Wall Street Real Estate Ltd. and Secretary and a director of Wall Street Investment Corp. c/o 1530-9th Ave S.E. Calgary, Alberta, Canada T2G OT7	166,280 Class A common shares held directly 4,812,231 Class A common shares held in the name of International Securities Group Inc.(2)	29.6%

Class A Common	Jacqueline R. Danforth, President, Secretary, Treasurer and director of FACT Corporation; President, director and Secretary of Food and Culinary Technology Group, Inc., President and director of FACT Products Inc., President, Secretary, Treasurer and director of Wall Street Real Estate Ltd. and President and director of Wall Street Investment Corp (9) 821 Hwy 33, Freehold, N.J 07728.	118,410 Class A common shares directly and 300,369 shares are held indirectly in the name of Argonaut Management Group Inc. (3)	2.5%
Class A Common	Dr. Brian Raines, director of FACT Corporation 701 SE 7th Ave, Apt 7 Pompano Beach, FL 33060	960,000 Class A common shares(4)	6.3%
Class A Common	Paul Litwack, director of FACT Corporation and Food and Culinary Technology Group Inc. 141 Railroad Dr., Ivyland, PA 18974	360,000 Class A common shares	2.1%
Class A Common	All Officers and Directors as a group	6,717,290 Class A Common shares	40.1%
Class A Common	Daniel Koyich 1451 Acadia Dr. S.E., Calgary, AB T2J 5B1	1,010,000 Class A common shares	6.0%
Class A Common	Thomas Ringoir R.R. Site 32, Box 2, Calgary, Alberta T3Z 3K	1,000,000 Class A common shares	6.0%
Class A Common	Trust Shares International Securities Group Inc. (5) c/o 1530-9th Ave S.E., Calgary, Alberta T2G 0T7	1,955,000 Class A common shares	11.6%

(1) Based on 16,745,117 shares of Class A common stock outstanding.

(2) Mr. Lawler is the beneficial owner of International Securities Group Inc.

(3) Ms. Danforth is the beneficial owner of Argonaut Management Group Inc.

(4) These shares are held in the name of Food Information Services Inc., of which Dr. Raines is the sole owner.

(5) These shares are held in a trust account with International Securities Group Inc. (“ISG”) a company of which W. Scott Lawler is the sole officer and director and shareholder.  ISG and Mr. Lawler disclaim any beneficial ownership of these shares which were placed in trust to be distributed by ISG to those parties who shall be determined to have provided or to provide ongoing services to the Company or FACT Group as recommended by the Board of Directors of Corp and approved by ISG.

ELECTION OF DIRECTORS

The current Board of Directors has fixed the number of authorized directors at four.  Thus, there are four directors to be elected for terms expiring at the Corporation’s Annual Meeting of Shareholders in 2006 or until their successors have been elected and qualified.  It is intended that the names of the persons indicated in the following table will be placed in nomination.  Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, a substitute may be nominated and elected.

The nominees, each of whom have served as a Director of the Corporation during 2002 or during 2003 to the date of this Information Statement, are as follows:

Name

Age

Position

Jacqueline Danforth

32

President, Secretary,

Treasurer and Director

W. Scott Lawler

43

Director

Dr. Brian Raines

66

Director

Paul Litwack

50

Director

APPOINTMENT OF INDEPENDENT AUDITORS

Our board has approved the appointment of Miller & McCollom, Certified Public Accountants, as our independent auditors for our 2005 fiscal year.  Miller & McCollom has acted as the Corporation’s independent auditors since 1999. We do not expect a representative of Miller & McCollom to attend the annual meeting

The following table sets forth the fees billed to the Company for professional services rendered by the Company's principal accountant, for the years ended December 31, 2003 and December 31, 2002:

Services	2003	2002
Audit fees	$15,585	$18,735
Audit related fees	-0-	-0-
Tax fees	-0-	-0-
Total fees	$15,585	$18,735

Audit fees consist of fees for the audit of the Company's annual financial statements or the financial statements of the Company’s subsidiaries or services that are normally provided in connection with the statutory and regulatory filings of the annual financial statements.

Audit-related services include the review of the Company's financial statements and quarterly reports that are not reported as Audit fees.

Tax fees included tax planning and various taxation matters.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF THE CORPORATION AND ITS SUBSIDIARIES:

JACQUELINE R. DANFORTH - Ms. Danforth has been a member of the Board of Directors and the President of FACT Corporation since August 7, 2001. Ms. Danforth has been a director and Secretary-Treasurer of Food and Culinary Technology Group Inc. since its acquisition by the Corporation on November 7, 2001. Ms. Danforth became President of Food and Technology Group Inc, on July 22, 2002  Ms. Danforth was also named Secretary-Treasurer and appointed to the Board of Directors of Fact Products Inc. on November 5, 2001, and has been President and a director of Wall Street Investment Corp since its re-instatement November 15, 2001. Ms. Danforth has been President and a director of Wall Street Real Estate Ltd since July 31, 2002.   Ms. Danforth has spent the past several years in the employ of publicly traded companies providing management, administrative and accounting services. She was the Secretary, Treasurer and a member of the Board of Directors of Synergy Technologies Corporation, an oil and gas technology company, from December 1997 to June 2001. During her tenure at Synergy

Technologies, Ms. Danforth was a member of Synergy's Audit Committee and a member of the boards of directors of Synergy Technologies three subsidiaries. Ms. Danforth currently serves on the board of directors of Texas T Resources Inc., a publicly traded Alberta corporation and on the board of directors of its subsidiaries and is on the Board of Directors and the President of Templar Resources Corporation, a publicly traded British Columbia corporation.  Ms. Danforth is also a director of Capital Reserve Canada Limited, an Alberta corporation reporting in the U.S. and a previous subsidiary of FACT Corporation. .She is the President and sole director of Argonaut Management Group, Inc., a private consulting company.

W. SCOTT LAWLER - Mr. Lawler became a director of FACT Corporation on November 1, 1999 and served as President of FACT from November 1, 1999 to August 7, 2001, a Director of Wall Street Investment Corp since November 1, 1999, a Director of Food and Culinary Technology Group Inc. since August 15, 2001, and a director of Fact Products Inc. since November 5, 2001. Mr. Lawler also served as a director, secretary and treasurer of Capital Reserve Canada Limited, and Alberta corporation reporting in the U.S. and a previous wholly owned subsidiary of FACT Corporation,  since  December 8, 1999 and a director of Capital Reserve Canada Limited since its inception on December 8, 1999. Mr. Lawler is an attorney and is admitted in the State of California. Mr. Lawler received a Bachelor's Degree in business management in 1984 from Brigham Young University and his Juris Doctorate degree from U.S.C. Law Center in 1988. Mr. Lawler was admitted to the California State Bar in 1988 and the Utah State Bar in 1995. Mr. Lawler has been the principal of Lawler & Associates, specializing in corporate and securities matters, since 1995. Mr. Lawler is currently the President and sole shareholder of International Securities Group, Inc., a private consulting company.

DR. BRIAN RAINES - Dr. Raines was appointed to the Board of directors of FACT Corporation in January 2003.  Dr. Raines is also the Director of Science for FACT Group and has spent 40 years in various scientific and technical positions in the food industry.  From 1998 to present, Dr. Raines has served as a consultant, providing basic scientific research adaptation in the specific area of nutraceuticals and functional foods.  From 1990 to 1998 (retirement), Dr. Raines served as Vice President of Technical Services for Unilever Canada/Lipton.  From 1980 to 1990, Dr. Raines served as Director of Research and Quality Control for Unilever/Lawry’s Foods, Los Angeles.  Prior to this he served in various technical management positions for Mars Inc., Berthelet and Leger.  Dr. Raines is an active member of the Canadian Institute of Food Science and Technology and is currently serving as International Liasion.  He is a past National President and Chair of the Toronto section.  He is also a member of the Scientific Advisory Board of The National Institute of Nutrition.  Dr. Raines has chaired various committees of the Institute of Food Technologies/USA and was awarded the distinguished service award for the Q.A. Division in 1992.  Dr. Raines has a B.Sc. from Concordia Montreal and a Ph.D. from North Carolina State University.  He is also a Fellow of the Canadian Institute of Food Science.

PAUL LITWACK - Mr. Litwack was appointed to the Board of Directors of FACT Corporation and FACT Group Inc. in January 2003.  Mr. Litwack joined DA-TECH CORPORATION, an electronic manufacturing services company in 1999 and currently serves as Chairman and Chief Executive Officer.  During the five years prior to joining DA-TECH, Mr. Litwack was Chief Executive Officer of Frankford Chocolate & Candy Company. From 1990 to 1993, Mr. Litwack was with Northfield Foods Inc. as vice President – Marketing/Sales and General Manager of their Ashe County Division.  Prior to that, Mr. Litwack served as the Director of New Products and then the Director of Frozen Desserts for Kraft General Foods’ Dairy Products Division.  Mr. Litwack earned a BS in Engineering from Brown University in 1976 and an MBA from the Wharton School of Finance and Commerce in 1978.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The following represents each person who did not file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years:

Name	Reporting Person	Form 3/# of transactions	Form 4/# of transactions	Form5/# of transactions
Jacqueline Danforth	President/Member of the Board of Directors	N/A	0	0
W. Scott Lawler	Member of the Board of Directors	N/A	2	0
Paul Litwack	Member of the Board of Directors	1	0	0
Brian Raines	Member of the Board of Directors	1	1	0

MEETINGS AND COMMITTES OF THE BOARD OF DIRECTORS

The business of the Corporation is managed under the direction of the Board of Directors.  The Board of Directors meets on a regular basis to review significant developments affecting the Corporation and to act on matters requiring Board approval.  All matters that require Board approval are acted on by unanimous written consent of the Board.  The Board of Directors met six (6) times and acted by unanimous consent eight (8) times during 2004.  During 2004, Ms. Danforth, Mr. Lawler, Mr. Litwack and Mr. Raines each participated in one hundred percent (100%) of all Board meetings held during the period for which they were a director.

The Corporation has an audit committee consisting of three members including Dr. Brian Raines, Mr. Paul Litwack and Ms. Jacqueline Danforth.  This committee was formed by a written charter adopted by the Corporation’s Board of Directors, a copy of which is appended hereto.  Mr. Litwack serves as the committee’s financial expert.   This committee met once during the 2004 fiscal year and all members were in attendance at such meeting.  The Corporation does not have a compensation or nominating committee.  The functions customarily attributable to those committees are performed by the Board of Directors as a whole.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following summary compensation table sets forth certain information regarding the compensation paid during each of the Corporation’s last three fiscal years to the Corporation’s President.  No other executive officer’s total annual salary and bonus exceeded $100,000.00 during such years and thus no information regarding any other officers’ compensation is required to be disclosed herein for the periods indicated.

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION					LONG TERM COMPENSATION
					AWARDS		PAYOUTS
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Under-lying Options/ SARS	LTIP Pay-outs	All Other Compensation
Jacqueline Danforth, President	2004	$82,500(1)	-0-	-0-	-0-	-0-	-0-	-0-
Jacqueline Danforth, President	2003	$82,500(1)	-0-	-0-	-0-	-0-	-0-	-0-
Jacqueline Danforth, President	2002	$82,500(1)	-0-	-0-	-0-	-0-	-0-	-0-

(1) For each of the last three (3) fiscal years, Ms. Danforth has earned $82,500.  However, she was paid in each of those years only a portion of such earnings and the balance has been accrued.  The amounts that she was paid are: 2004 - $31,500; 2003 - $16,500; and 2002 - $0.

The Corporation does not pay non-officer directors for their services as such, nor does it pay any director's fees for attendance at meetings. Directors are reimbursed for any expenses incurred by them in their performance as directors.

Option/SAR Grants During the Most Recently Completed Financial Year.

NAME OF OPTIONEE	SECURITIES UNDER OPTIONS/SARS GRANTED (#)	% OF TOTAL OPTIONS/SARS GRANTED IN FINANCIAL YEAR	EXERCISE OR BASE PRICE ($/SECURITY)
N/A	N/A	N/A	N/A

Aggregated Option/SAR Exercises During The Most Recently Completed Financial Year and Financial Year-End Option/SAR Values.

NAME OF OPTIONEE	SECURITIES ACQUIRED ON EXERCISE (#)	AGGREGATE VALUE REALIZED ($)	UNEXERCISED OPTIONS/SAR FINANCIAL YEAR END (#) EXERCISABLE/ UNEXERCIABLE

Jacqueline Danforth, President and Director	Nil	Nil	Nil

W. Scott Lawler, Director	Nil	Nil	Nil

Paul Litwack, Director	Nil	Nil	Nil

Dr. Brian Raines, Director	Nil	Nil	Nil

No stock options were exercised by directors, officers, employees and consultants during the years ended December 31, 2004 and 2003.  No pension plan or retirement benefit plans have been put in place by the Corporation to date.

QUORUM AND VOTING

In an election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the Board of Directors of the Corporation (the “Board of Directors”), provided a quorum is present.  Votes may be cast or withheld with respect to the Proposal to elect three members of the Board of Directors for terms expiring at the Corporation’s Annual Meeting of Shareholders in 2005. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such Proposal and, therefore, will not affect the outcome of the vote on such Proposal.

Record holders of our Class A Common Stock may cast one vote for each director nominated for office and one vote for each other Proposal for each share held of record at the close of business on December 16, 2004.

Approval of the matters before the meeting requires the affirmative vote of a majority of the votes cast by shareholders present at the meeting in person or by proxy.

OTHER BUSINESS

We do not know of any other item of business that may come before the meeting, except a motion to adjourn.  If at the meeting a sufficient number of votes are not cast to adopt one or more of the items proposed for adoption, the persons named in the accompanying form of proxy may vote to adjourn the meeting to another specific date and time.

SHAREHOLDERS PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Corporation consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934.  For such proposals to be considered for inclusion in the Proxy Statement and Proxy or Information Statement for the 2004 Annual Meeting of Shareholders, such proposals must be received by the Corporation no later than October 30, 2005.  Such proposals should be directed to Fact Corporation, 1530-9th Avenue S.E., Calgary, Alberta T2G 0T7, to the Attention of:  Mr. W. Scott Lawler, General Counsel.

ANNUAL REPORT

Enclosed is a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2003 and as filed with the Securities and Exchange Commission.

By order of the Board of Directors

/s/ Jacqueline Danforth

Jacqueline Danforth

President

FACT CORPORATION

Audit Committee Charter

Organization

There shall be a committee of the board of directors to be known as the audit committee.  The audit committee shall be composed of directors, the majority of whom are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation.  In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the controller's, and the financial management of the corporation.  One of the key functions of the audit committee is to oversee and confirm that internal controls and disclosure controls have been effectively established by Management of the corporation.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

1.

Provide an open avenue of communication between the controller, the independent auditor, and the board of directors.

2.

Review and update the committee’s charter annually.

3.

Create an agenda for the ensuing year.

4.

Maintain minutes or other records of meetings and activities of the Audit Committee.

5.

Recommend to the board of directors the independent auditors to be nominated, approve the compensation of the independent auditor, and review and approve the discharge of the independent auditors.

6.

Review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal auditing.

7.

Confirm and assure the independence of the controller and the independent auditor, including a review of management consulting services and related fees provided by the independent auditor.

8.

Inquire of management, the director of internal auditing, and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

9.

Consider, in consultation with the independent auditor and the director of internal auditing, the audit scope and plan of the controller and the independent auditor.

10.

Consider with management and the independent auditor the rationale for employing audit firms other than the principal independent auditor.

11.

Review with the director of internal auditing and the independent auditor the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

12.

 Consider and review with the independent auditor and the director of internal auditing:

a)

The adequacy of the company’s internal controls including computerized information system controls and security.

b)

Any related significant findings and recommendations of the independent auditor and internal auditing together with management’s responses thereto.

c)

The adequacy of internal controls and procedures related to executive travel and entertainment

13.

Review with management and the independent auditor at the completion of the annual examination:

a)

The company’s annual financial statements and related footnotes.

b)

The independent auditor’s audit of the financial statements and his or her report thereon.

c)

Any significant changes required in the independent auditor’s audit plan.

d)

Any serious difficulties or disputes with management encountered during the course of the audit.

e)

Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

14.

Consider and review with management and the director of internal auditing:

a)

Significant findings during the year and management’s responses thereto.

b)

Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

c)

Any changes required in the planned scope of their audit plan.

d)

The internal auditing department budget and staffing.

e)

 The internal auditing department charter.

f)

Internal auditing compliance with the IIA’s Standards for the Professional Practice of Internal Auditing (Standards).

1.

Review filings with the SEC and other published documents containing the company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

2.

Review with management, the independent auditor, and the director of internal auditing the interim financial report before it is filed with the SEC or other regulations

3.

Review policies and procedures with respect to officers and director’s; expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the controller or the independent auditor.

4.

Review legal and regulatory matters that may have a material impact to the financial statement’s related company compliance policies, and programs and reports received from regulators.

5.

Meet with the director of internal auditing, the independent auditor, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

6.

 Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

7.

Prepare a letter for inclusion in the annual report that describes the committee’s composition and responsibilities, and how they were discharged.

8.

The audit committee shall have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities.  The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

9.

 The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

10.

 The committee will perform such other functions as assigned by law, the company’s charter or bylaws, or the board of directors.

The membership of the audit committee shall consist of a MAJORITY of independent members of the board of directors who shall serve at the pleasure of the board of directors. Immediately upon the board of directors attaining membership of five members, the audit committee shall consist of a minimum of three independent members of the board of directors.  Audit committee members and the committee chairman shall be designated by the full board of directors.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.